                                                                   EXHIBIT 10.25


                        PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (this "Agreement"), dated as of
                                                                     -----------
,1998, is by and between AT&T CORP., a New York corporation, ("Company"), having an office at 295 North Maple Avenue, Basking Ridge, New Jersey, 07920 and DATAWAVE SYSTEMS INC, an electronic merchandising company organized under the laws of the province of British Columbia, with a principal place of business at 101 West 5th Avenue, Vancouver, BC, Canada VSY 1H9.

                                    RECITALS

     WHEREAS, Company desires to retain Contractor to produce Graphics associated with prepaid card vending machines as well as a limited quantity of prepaid cards branded with Company's name only which are produced solely with PINS purchased by Contractor from Company pursuant to a separate tariff or agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the covenants and undertakings contained in this Agreement, the parties agree as follows:

ARTICLE 1.  STATEMENT OF WORK

Contractor shall provide for Company prepaid card printing and production ("Card Production Services" or "Services"), as well as the production and distribution of vending machine Graphic art. The Printing services shall consist of the production of Company branded prepaid cards and vending machine Graphics which shall be produced strictly in accordance with the directions of Company; performed by Contractor in a manner consistent with the scope of work set forth in Exhibit A hereto, as the same may be amended from time to time in accordance
   ---------
with the terms hereof. The Services shall be performed by Contractor in accordance with (i) the direct measures of quality ("DMOQs") set forth in Exhibit C, as the same may be amended from time to time in accordance with the
---------
terms hereof and (ii) such additional requirements or restrictions as may be lawfully imposed by applicable governmental authorities.

ARTICLE 2.  TERM

(a) Initial Term: Renewals. The term of this Agreement (the "Agreement Term")
    ----------------------
shall be for 2 years (24 months) commencing on the Customer's Initial Order Date
(CIOD) which shall be the date of the Customer's first bill, unless otherwise modified or terminated as provided for in this Agreement.

ARTICLE 3.  FEES,

In consideration for the Services rendered hereunder by Contractor, Company shall pay Contractor the fees described in Exhibit B hereto.

ARTICLE 4.  MAXIMUM AGREEMENT PRICE

(a)  Maximum Agreement Price. Notwithstanding the provisions of Exhibit B, in no
     -----------------------
     event shall Company be liable to pay Contractor during the Agreement Term any amount in excess of three million dollars ($3,000,000) as amended from time to time, the "Maximum Agreement Price" for Services rendered hereunder during the Agreement Term. In the event that the Maximum Agreement Price, as in effect from time to time, is reached during the Agreement Term, Contractor may immediately cease to render Services hereunder without notice or liability to Company.

ARTICLE 5.  INVOICING

(a)  Invoicing and Payment. On or prior to the 25th calendar day of each month,
     ---------------------
     (but not prior to the 20th calendar day of the preceding month), during the Agreement Term, Contractor shall deliver to Company an invoice setting forth the actual amounts that will be due and payable by Company pursuant to Exhibit B hereof for Services to be rendered by Contractor under this Agreement during that month. Each undisputed charge submitted on an invoice pursuant to this clause (a) shall be paid by Company within 15 calendar days of receipt (unless such date is not a business day, in which case, payment shall be made on the next succeeding business day). Any disputed amount submitted on any such invoice shall be paid within 15 calendar days after the dispute is settled.

Example:

September invoice is received on August 25. Company has 15 calendar days to pay the undisputed charges, or September 9 (unless such date is not a business day, in which case, payment shall be made on the next succeeding business day).

(b)  Form. Each invoice submitted pursuant to this Agreement shall be in such
     ----
     form as Company and Contractor shall agree and shall be accompanied by such supporting information as shall be reasonably requested by Company.

(c)  Miscellaneous. The following further procedures shall apply to invoices
     -------------
     issued hereunder.

     (i)   Each invoice shall reflect this Agreement Number      and all
     invoices shall be submitted to:

           --------------------------------
           AT&T

           --------------------------------

           --------------------------------

           Voice:
           --------------------------------
           Fax:
           --------------------------------


     (ii) Any payment to Contractor from Company of $100,000 or more shall be transmitted by Company to a designated bank account of Contractor by electronic funds transfer. Any payment to Contractor from Company of less than $100,000 may be paid by check or draft to the payee's address or by electronic funds transfer to a designated bank account of Contractor. Payment must result in immediately available funds on or before the due date. If available by the type of electronic funds transfer, Company will use reasonable efforts to identify the invoice number of the invoice being paid.

    (iii) Except as otherwise provided below, any payment received by Contractor after the due date, or any payment received in funds which are not immediately available to Contractor on or before the due date shall be subject to a late payment charge. The late payment charge shall be the portion of the amount due Contractor received after the due date, or in funds which were not immediately available to Contractor on the due date, times the Late Factor. The Late Factor shall be a 0.033% daily charge, not compounded, or as otherwise mandated by regulatory or governmental authorities; but in no event shall the applicable late factor exceed the maximum rate permitted under applicable usury laws. Any late payment charge shall be separately itemized by Contractor in its next invoice and shall be payable by Company to Contractor by the due date for that invoice.


ARTICLE 6. REPRESENTATIVES

Company's Technical Representative shall be Gary Smith or such other person or
                                            ----------
persons as may be designated in writing by Company from time to time. Contractor's Representative for all purposes of this Agreement shall be Clive
                                                                        -----
Barwin, or such other person or persons as may be designated in writing by
------
Contractor from time to time.

ARTICLE 7. NOTICES

Any notice, demand or other communication which under the terms of this Agreement or under any statute must or may be given or made by Contractor or Company shall be in writing and shall be given or made by hand delivery, telegram, tested telex, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

     If to Contractor to:



     DATAWAVE SYSTEMS INC
     101 WEST 5TH AVENUE
     VANCOUVER, BC
     CANADA V5Y 1H9
     ATTENTION: CLIVE BARWIN
     PHONE NO.: 604.874.1302
     FAX NO.: 604.874.1503



     With a copy (which shall not constitute notice nor affect the validity of the notice if delivered to Contractor and is not intended to create any right as a third party beneficiary under this Agreement) to:



     DATAWAVE SERVICES (US) INC.
     231 WEST PARKWAY
     POMPTON PLAINS, NJ
     USA 07444
     Attention: Josh Emanuel
     PHONE: 973.839.9100
     FAX: 973.616.0022

     If to Company to:
     Company Contract Administrator (Agreement Representative):



     AT&T CORP.
     412 MT. KEMBLE AVENUE, ROOM G167
     MORRISTOWN, NJ 07962
     ATTENTION: LES BENNETT
     PHONE: 973.644.1253
     FAX: 973.644.1955

Such notice or demand shall be deemed to have been given or made when delivered in person or when sent by confirmed telegram, facsimile, or other similar communication or 5 business days after having been deposited, postage prepaid certified or registered mail in the US mail. Any notice or demand to a person other than the persons set forth in this Article shall be null and void and shall not be considered sufficient notice to bind the receiving party. The above addresses may be changed at any time by giving prior written notice as above provided.

ARTICLE 8. TITLE TO WORK PRODUCT

Contractor owns title to all work produced through this agreement.

ARTICLE 9. USE OF INFORMATION

(a)  Identification of Information. Contractor and Company recognize and
     -----------------------------
     acknowledge that, in connection with Services to be provided hereunder, Contractor and Company will have in their possession and control, information in the form of data, records, reports, processes, models, computer programs and other documentation which is proprietary to Contractor or to Company (hereinafter "Proprietary Information"). any Proprietary Information that is furnished, made available or otherwise disclosed by one party to the other party pursuant to this Agreement, or pursuant to performance under this Agreement or by reason of the shared use of any fights by the parties, or through the provision of any service by one party to the other party shall be deemed the property of the party disclosing such information (the "Disclosing party"). Further, it is understood that Proprietary Information of a party may include proprietary information of third parties and/or information which is considered confidential with respect to Company customers.

(b)  Disclosure of Information Between the Parties. Contractor may, but is not
     ---------------------------------------------
     required to, disclose Contractor Proprietary Information to Company. Additionally, Contractor hereby agrees to disclose Company Proprietary Information to Company upon request. Company at its discretion may disclose its Proprietary Information to Contractor.

(c)  Handling of Proprietary Information.
     -----------------------------------

     (i) Except as set forth in subsection (c)(iv) and (v) hereof, Proprietary Information of a Disclosing party that is possessed by the other party ("Receiving party"), shall be:


           (A) held in confidence by the Receiving party and its employees, contractors or agents;

           (B) treated with the same degree of care as the Receiving party would treat its own confidential information;

          (C) not be disclosed to third parties, but may be disclosed to employees, contractors, and agents who have a need to know such Proprietary Information in connection with the performance of the Services hereunder;

          (D) be used by the Receiving party only for the purpose of performing its obligations under this Agreement; and

          (E) be used or disclosed for other purposes only upon such terms and conditions as may be mutually agreed upon by the parties in writing.


     (ii) The Receiving party shall put in place and strictly enforce procedures to ensure that its employees, contractors and agents are aware of and fulfill the obligations of the Receiving party under this Article 9 to hold the Disclosing party's Proprietary Information in confidence.

    (iii) Each party acknowledges that its Proprietary Information may be commingled with Proprietary Information of the other and that each party must have access to and use of its own Proprietary Information in order to conduct its business. Accordingly, each party shall to the extent practicable, use good faith efforts to ensure that its Proprietary Information shall be masked or rendered mechanically inaccessible, to the other party. In the event that masking is not accomplished despite such efforts, access shall be provided hereunder to the commingled unmasked Proprietary Information and the Receiving party:


          (A) shall use its best efforts to destroy or otherwise render unusable such information;

          (B)  will be bound by this Article 9 as to such information; and

          (C) will not use such information for any purpose, except as required to fulfill its obligations under this Agreement.


     (iv) Each party agrees to give notice to the other party of any demand to disclose or provide Proprietary Information of said other party to other persons, under lawful process, prior to disclosing or furnishing such information. The Receiving party further agrees to reasonably cooperate if the Disclosing party deems it necessary to seek protective arrangements. The Receiving party may disclose or provide Proprietary Information of the Disclosing party to a third party only as necessary:


          (A)  to implement, effect and enforce the Receiving party's tariffs;
               and

          (B) to meet the requirements of a court, regulatory body or government agency having jurisdiction over the Receiving party; provided that, the Receiving party will notify the Disclosing party so as to give the Disclosing party a reasonable opportunity to object to such disclosure.

     (v) Notwithstanding any other provision of this Agreement to the contrary, the Proprietary Information described herein shall not be deemed confidential or proprietary and the Receiving party shall have no obligation to prevent disclosure of such Proprietary Information if such Proprietary Information:

          (A) was already lawfully known to the Receiving party at the time of receipt thereof by the Receiving party;

          (B) is or becomes publicly known, through publication, or otherwise, through no wrongful act of the Receiving party;

          (C) is received from a third party who is not bound by similar confidentiality restrictions with the Disclosing party and without breach of this Article 9;

          (D) is independently developed, produced, or generated by the Receiving party;

          (E) is furnished to a third party by the Disclosing party without a similar restriction on the third party's rights; or

          (F) is approved for release by written authorization of the Disclosing party but only to the extent of such authorization.


          Contractor's possession of Company Proprietary Information through recording, analyzing, copying, collecting, compiling, tabulating or performing similar functions with such Company Proprietary Information does not mean that such Proprietary Information is "already lawfully known" to Contractor, or "independently developed, produced, or generated" by Contractor within the meaning of this subsection.


     (vi) This Agreement, including each and every Exhibit and Attachment or Appendix thereto, shall constitute Company and Contractor Proprietary Information subject to disclosure only in accordance with the restrictions herein. It is specifically understood and agreed by the parties that, except as expressly permitted by this Article 9, no provision or part of this Agreement, including each and every Exhibit, Attachment or Appendix thereto, may be shown or provided to a third party other than the party's employees, contractors or agents, without the express written permission of Company or Contractor; or

    (vii) All Proprietary Information shall be deemed to be and shall remain the Disclosing party's property. Upon the written request of the Disclosing party, upon the determination of the Receiving party that it no longer has a need for such Proprietary Information or upon termination of this Agreement, all physical records or other documentation containing Proprietary Information shall be returned to the Disclosing party, together with all copies thereof. All electronic, magnetic, or computer records of the Proprietary Information shall be deleted from any medium on which Proprietary Information may have been recorded or stored by the Receiving party, including tapes and computer discs, if such medium is not returned to the Disclosing party upon request

(d)  Applicability of Statutes, Decisions and Rules. Notwithstanding any other
     ----------------------------------------------
     provision in this Agreement, a party's ability to disclose information or use disclosed information is subject to all applicable statutes, decisions, and regulatory rules concerning the disclosure and use of such information which, by their express terms, mandate a different handling of such information. Neither Contractor nor Company shall disclose any information to the other unless it has the legal right to disclose such information.

ARTICLE 10.  INDEMNIFICATION/INFRINGEMENT

Contractor agrees to indemnify and save harmless Company, its subsidiaries, other affiliates, its and their direct and indirect customers, and the officers, directors, employees, successors and assigns of any of them (all hereinafter referred to in this clause as "Company") from and against claims, losses, damages, expenses, liabilities, suits, demands, or liens that arise out of or result from:

     (i) Injures or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused or alleged to have been caused by or on account of the performance of the Services performed by Contractor or persons furnished by Contractor;

     (ii) Assertions under Workers' Compensation or similar acts made by persons furnished by Contractor or by any subcontractor, or by reason of any injuries to such persons for which Company would be responsible under Workers' Compensation or similar acts if the persons were employed by Company;

    (iii) Any failure on the part of Contractor to satisfy all claims for labor, equipment, data, and materials purchased or contracted by Contractor in connection with its performance of the Services hereunder;

     (iv) Any failure by Contractor to perform Contractor's obligations under this clause or the Insurance clause; and

     (v) Any alleged act of infringement of any patent, trademark, copyright or other right or any misappropriation (including misuse) of any trade secret or other proprietary interest, except where such infringement or misappropriation arises solely from Contractor's adherence to Company's written instructions which are so specific as to directly cause such infringement or misappropriation, in which case Company shall so indemnify Contractor, provided, however, if such instructions specify (a) products or services available on the open market or the same as such products or services or (b) products or services of Contractor or of its designated origin or design or selection, and the adherence to such instructions results in such infringement or misappropriation, then Contractor shall indemnify Company for any such infringement or misappropriation.

Each party shall defend or settle, at its own expense, any action or suit against the other for which it is responsible as an indemnitor hereunder and shall reimburse the other for reasonable attorneys' fees, interest, costs of suit and all other expenses incurred by the other in connection therewith. Each party shall notify the other promptly of any claim for which the other is responsible hereunder, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

ARTICLE 11.  MEDIATION

If a dispute between the parties arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of either party, to mediation under the rules from time to time in effect of the American Arbitration Association ("AAA"), but not under the jurisdiction or authority of the AAA. Each party shall bear its own expenses and an equal share of the expenses of the mediator. Mediation shall take place in New York City or as otherwise agreed by the parties. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not resolved by such mediation within the earlier of (i) six months or (ii) three months after the selection of a mediator, the parties shall have the fight to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of the mediation. Nothing in this clause, or elsewhere in this Agreement, shall be construed to preclude any party from seeking injunctive relief in any court located in the state of New York in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

ARTICLE. 12. INSURANCE

Contractor shall maintain and cause Contractor's subcontractors to maintain during the term of this Agreement: (a) Workers' Compensation insurance as prescribed by the law of the states or nation in which the Services are performed; (b) employers' liability insurance with limits of at least $300,000 for each occurrence; (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and (d) Comprehensive General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence. All CGL and automobile liability insurance shall designate Company as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage. All such insurance shall provide coverage for any claims which arise during the Agreement Term, regardless of when those claims are asserted.

Contractor agrees that Contractor, Contractor's insurer(s) and anyone claiming by, through, under or in Contractors behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured under the foregoing insurance. Contractor shall furnish promptly following the execution hereof certificates or adequate proof of the foregoing insurance. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

ARTICLE 13.  RELATIONSHIP

Contractor is an independent contractor and has and hereby retains the right to exercise full control of and supervision over its own performance of the Services under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Notwithstanding the foregoing, any changes in personnel of Contractor that may be requested by Company through its authorized representative shall be implemented by Contractor if Contractor determines in good faith that Company is reasonably justified in making such request. Nothing herein shall give Company the fight to direct that an individual be terminated as an employee of Contractor.

Neither Contractor nor its employees or agents shall be deemed to be Company's employees or agents. It is understood that Contractor is an independent contractor for all purposes and at all times. Contractor is wholly responsible for withholding and payment of all applicable federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

ARTICLE 14. AUDIT

Contractor shall maintain accurate and complete records for the Audit Period (as defined herein) which contain such information as is required to permit the Company to audit and verify amounts payable and other matters provided for under this Agreement. Company shall maintain accurate and complete records for the Audit Period to audit and verify the number of cards produced and other matters as provided for under this Agreement. The Audit Period shall mean as of any date during the Agreement Term and for a period of two (2) years after the expiration of this Agreement, the shorter of (i) the period which this Agreement has been in effect or (ii) the most recent 24 months under this Agreement. Each party shall permit the other party or its representatives upon reasonable written notice to examine, audit and verify such information during normal business hours in a manner that will not disrupt the operations of the party being audited.

ARTICLE 15. TERMINATION

(a)  Termination for Default. If either party (the "Defaulting party") at any
     -----------------------
     time during the period of this Agreement shall: (a) fail to make any payment of any sum of money herein specified to be made (a "Payment Breach"), or (b) materially breaches this Agreement (a "Material Breach") (other than the failure to make a payment of money), the non-defaulting party has the right to immediately terminate this Agreement as follows: (a) in the event of a Payment Breach, if such payment of money is not made within thirty (30) days after the defaulting party has received written notice of such failure to make payment, or (b) if such Material Breach is not satisfactorily cured (to the reasonable satisfaction of the non-defaulting party) within sixty (60) days after the defaulting party shall have received written notice specifying in reasonable detail the nature of such Material Breach. Any termination under this Article 16 shall be
                                                      ----------
     effective on the date specified in the notice of breach, subject to the expiration of the cure periods provided herein.

(b)  Termination upon Certain Other Events. Without prejudice to any other
     -------------------------------------
     rights, either party shall have the right to terminate this Agreement, by written notice if:. (A) the other party shall (1) apply for or consent to the appointment of, or the taking or possession by a receiver, custodian, trustee, or liquidator of it or of all or a substantial portion of its property; (2) regularly fail to pay its debts as such debts become due; (3) make a general assignment for the benefit of creditors or an assignment in violation of Article 19; (4) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect) or an assignment in violation of Article 19; (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition of adjustment of debts; (6) fail to controvert in a timely or appropriate manner, or acquiesce to, any petition filed against it in an involuntary case under the federal Bankruptcy Code, or (7) take any action for the purpose of affecting any of the foregoing, or (B) a proceeding or case shall be commenced against the other party, without the application or consent of Company or Contractor, as the case may be, in any court of competent jurisdiction, seeking the (1) liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts; (2) appointment of a trustee, receiver, custodian, liquidator, or the like of it or of all or any substantial part of its assets, or (3) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case, or an order for relief against it shall be entered in an involuntary case under the federal Bankruptcy Code. In such event, the party exercising the foregoing right to terminate shall promptly notify the other party in writing of its intent to terminate this Agreement, and such termination shall be effective upon receipt of such notice.

Each party agrees to notify the other party immediately if any of the events described in the preceding paragraph occur. Each party further agrees that should any of the said events occur, or if this Agreement is otherwise terminated pursuant to this Article 16, the non-defaulting party may take other
                            ----------
reasonable actions, including but not limited to maintaining a reserve from payments otherwise payable to the other party under this Agreement, or any other agreement the non-defaulting party may have with the defaulting party, to protect its rights hereunder.

(c)  Return of Company Property. Upon expiration or termination of this
     --------------------------
     Agreement, all Company property in possession of Contractor shall be returned promptly to Company.

(d)  No Waiver. Failure to terminate this Agreement pursuant to this Article 16
     ---------
     shall not effect or constitute a waiver of any remedies the non-defaulting party would have otherwise been entitled to demand in the absence of this Article, whether by way of damages, termination or otherwise.

ARTICLE 16. INSPECTION, REJECTION OF WORK

Contractor shall provide Company with free access upon twenty-four (24) hour advance notice, and subject to such other terms as may be agreed upon by the parties with respect to the performance of this Agreement. Such access may be used, among other things, for purposes of inspecting Services performed and the equipment and materials, if any, furnished by Contractor under this Agreement. At any time during the Agreement Term, Company may notify Contractor that equipment data, or material used by Contractor in performing the Services do not comply with the specifications to which the parties have agreed and if the same are not in accordance with such specifications, Contractor shall take such action as may be necessary to bring such equipment, data, or materials into compliance with such specifications.

ARTICLE 17.  FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, act or omission of carriers or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Contractor's liability for loss or damage to Company's material in Contractor's possession or control shall not be modified by this clause.

If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect In the event of a force majeure condition which causes Contractor to either delay or fail to perform as specified in the preceding paragraph, Company may elect to: (1) suspend this Agreement for the duration of the force majeure condition and once the force majeure condition ceases, resume performance under this Agreement with an option by the affected party to extend the period of this Agreement up to the length of time the force majeure condition endured; or (2) if the force majeure condition continues for a period of at least thirty (30) days, terminate this Agreement; provided, however, that if a force majeure
                                --------  -------
condition effects one or more, but not all, of Contractor's Call Centers then Company and Contractor shall negotiate in good faith an amendment to this Agreement which would allow Contractor to continue to provide Services to Company from those Calls Centers which are unaffected by the force majeure condition and adjust the minimum call volumes and other affected provision of this Agreement in a manner which is fair and reasonable under the circumstances.

ARTICLE 18. ASSIGNMENT

(a)  Assignment. Neither party shall assign, delegate or subcontract any right,
     ----------
     interest or obligation under this Agreement without the prior written consent of the other party, which consent may be granted or withheld at its sole discretion; provided, however, that the foregoing restriction shall
                      --------  -------
     not restrict Company from transferring its rights and obligations to a subsidiary or affiliate, but such transfer shall in no way amend the volume commitments applicable to Company hereunder and, thereafter, Company shall continue to remain liable to Contractor for all payments due and payable to Contractor hereunder. Any attempted assignment or delegation in contravention of the above provisions shall be void and ineffective. Notwithstanding the foregoing, the parties agree that if this Agreement is modified to provide for Company to pay Contractor monthly in arrears rather than monthly in advance as currently provided under Article 5(a),
                                                         ---------
     Contractor may assign monies due and to become due under this Agreement, provided, that Company shall be entitled to assert against the assignee thereof all rights, claims and defenses of every type (including without limitation, rights of setoff, recoupment and counterclaim), which Company could assert against Contractor, whether acquired prior or subsequent to such assignment. Any such assignment of monies due or to become due hereunder shall be void and ineffective to the extent that Contractor shall not have given Company at least thirty (30) days prior written notice of such assignment or such assignment attempts to impose upon Company obligations to the assignee additional to the payment of such monies, or to preclude Company from dealing solely and directly with Contractor in all matters pertaining to this Agreement including the negotiation of amendments or settlement of charges due. All work performed by Contractor's subcontractor(s) at any time shall be deemed work performed by Contractor.

(b)      Change of Control. A merger, stock exchange, acquisition or any similar
         -----------------
     event (collectively an "Ownership Transaction") which results in a change in beneficial ownership of more than 50% of the outstanding ownership interest in Contractor, shall be deemed to be an assignment for purposes of this Article 19 which would require the consent of Company.
          ----------

(c)      If any consent to assignment is required under clause (b) of this
     Article 18, such consent shall not be unreasonably withheld or be conditioned upon the payment of money.

(d)      Restriction on Ownership of Contractor. Notwithstanding anything in
         --------------------------------------
     this Article 18 to the contrary, at any time during the Agreement Term, without the written consent of Company, which consent may be granted or denied in the sole and absolute discretion of Company, no person or entity (other than an existing owner of Contractor or members of his immediate family) which is a competitor of Company or person or entity which, directly or indirectly, controls, is controlled by, or is under common control with a person or entity which is a competitor of Company shall own, directly or indirectly, more than a 15% equity ownership interest in Contractor and no member of the board of directors, board of managers or other similar governing body of Contractor shall be an officer, director or employee of a competitor of Company. For purposes of this Article 18, a person or entity shall be deemed to be a competitor of Company if such person or entity generates annual revenues in excess of $500 million (which amount shall increase annually by 3%) from the business as a telecommunications carrier (as defined in the Telecommunications Act of 1996).

(e)      Right to Terminate based on Ownership of Contractor. In the event that
         ---------------------------------------------------
     person(s) or entity(ies) (other than an existing owner of Contractor or members of his immediate family) which is a competitor of Company (as defined in Section 19(e)) or person(s) or entity(ies) which, directly, or indirectly, controls, is controlled by, or is under common control with a person or entity which is a competitor of Company shall own, individually or collectively, more than 15% in Contractor, without the prior written consent of Company, Company may at its option terminate this Agreement at any time upon giving thirty (30) calendar days' notice in writing to Contractor.

ARTICLE 19. TAXES

If taxes apply for the specific work under this agreement, Contractor and Company will amend the agreement as necessary to describe resolution of tax payment.

ARTICLE 20. COMPLIANCE WITH LAWS

Contractor and all persons furnished by Contractor shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement. Contractor agrees to indemnify Company and its customers for any loss or damage that may be sustained by reason of any failure to do so.

Without limiting the foregoing obligations, any obligations under this Agreement shall be performed in compliance with all applicable legislation and government agency orders and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age or handicap. Where required by law, certificates of compliance shall be provided.

Each party shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable Federal, state and local law governing employment

In the event of any conflict between provisions contained in this Agreement and the provisions of an effective tariff, the provisions of the tariff shall control. However, it is the intention of the parties that this Agreement, to the extent not in conflict with the provisions of an effective tariff, supplement such tariff, supply necessary operational practices, and is to be construed to the extent possible in harmony with the tariff.

ARTICLE 21.  PUBLICITY/IDENTIFICATION

Contractor shall not, except to the extent permitted by Article 9 or with Company's written consent, engage in promotion or publicity about either party's participation in this Agreement or, in any circumstance connected herewith, make public use of any AT&T identification. As used herein, "AT&T identification", means any copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, designation or other product or service identification of AT&T Corp. or any of its subsidiaries or other affiliates (all "AT&T entities"), or any evidence of inspection by or for any AT&T entity.

ARTICLE 22.  RIGHT OF ACCESS

Company shall have the right to enter the premises of Contractor with appropriate prior notice and proper identification to inspect, maintain or repair Company equipment located on such premises. Contractor agrees that access to its facilities under this Article shall be available seven (7) days a week, twenty-four (24) hours a day. In the event of an emergency, Contractor will make best efforts to give Company access to such premises within an hour after first requested.

ARTICLE 23.  WAIVER

The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

ARTICLE 24.  SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Agreement, but rather such provision shall be modified so as to maintain to the maximum extent possible the benefits of the parties hereunder and the remaining provisions of this Agreement shall be unaffected thereby.

ARTICLE 25.   SURVIVAL OF OBLIGATION

The obligations of the parties under this Agreement that by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in the Articles entitled TERMINATION, COMPLIANCE WITH LAWS, INDEMNIFICATION/INFRINGEMENT, PUBLICITY/IDENTIFICATION, TITLE TO WORK PRODUCT, USE OF INFORMATION, shall survive termination, cancellation or expiration of this Agreement.

ARTICLE 26.  CHOICE OF LAW/ CHOICE OF FORUM

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New York excluding its choice of laws rules. Contractor agrees not to file any action, claim, suit or demand, including any claim for injunctive, legal or other equitable relief against Company, in any court of any jurisdiction apart from the state or federal court, located in New York. For the purposes of enforcement of this Agreement, Contractor agrees to submit to the jurisdiction of any state or federal court located in New York. Contractor further agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Contractor has agreed to indemnify Company under this Agreement.

ARTICLE 27.  IMPLEADER

Contractor shall not implead or bring an action against Company or its customers or the employees of either based on any claim by any person for personal injury or death to an employee of Company or its customers occurring in the course or scope of employment and that arises out of material or services furnished under this Agreement

ARTICLE 28.  RELEASES VOID

Neither party shall require (1) waivers or releases of any personal rights or
(2) execution of documents, which conflict with the terms of this Agreement from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

ARTICLE 29.  NONEXCLUSIVE MARKET RIGHTS

It is expressly understood and agreed that this Agreement does not grant to Contractor an exclusive right or privilege to sell or provide to Company any of the Services, data or materials of the types described in this Agreement which Company may require. It is. therefore, understood that Company may contract with third parties, including, but not limited to, Contractor's suppliers, or provide on its own for the procurement of comparable services, data or materials.

ARTICLE 30.  CHANGES

Company may, at any time, by written notice to Contractor, advise Contractor of its desire to change the manner or scope of the Services performed by Contractor hereunder. If such intended changes would cause an increase or decrease in the amount or character of the Services to be performed under this Agreement, or the cost thereof, or in the time required for its performance, or otherwise alter in any material respect the obligations of Contractor under this Agreement, Contractor shall promptly so advise Company and the parties shall negotiate in good faith an amendment to this Agreement which implements the proposed changes to the manner of performance or scope of the Services. The procedures set forth in Exhibit D shall apply with respect to any proposed changes to this Agreement
   ---------
requested by Company or Contractor hereunder.

ARTICLE 31.  THIRD PARTY BENEFICIARIES

This Agreement shall not provide any person not a named party to this Agreement with any remedy, claim, liability, reimbursement, claim of action or fight under this Agreement.

ARTICLE 32.  INTELLECTUAL PROPERTY LICENSES

Except as provided in this Article 33, by agreeing to have Contractor provide the Services described in this Agreement, Company shall not be deemed to have granted, explicitly or by implication or by estoppel, any license under any trademark, patent, copyright, mask services protection right, or any other intellectual property right.

Subject to all of the terms and conditions of this Agreement, AT&T hereby grants to Contractor, during the Term, the non-exclusive right and license throughout the Territory to use the Marks (as defined below) solely 'in connection with the production of the Cards. It is expressly understood and agreed by Contractor that Contractor may use the Marks only in connection with the Cards and only as specifically permitted by the terms hereof.

For purposes of this Agreement, "Marks" means the name "AT&T" and the words, initials, logos, designs, emblems, and other forms of identification and all registrations, applications, and renewals thereof in the United States and worldwide.

ARTICLE 33.  COPYRIGHT NOTICE AND REGISTRATIONS

     As a condition to the grant of rights hereunder, each shall bear a properly located permanently affixed copyright notice (e.g., "Copyright /C/AT&T 1997. All rights reserved."), or such other notice as AT&T may notify to Contractor in writing. Contractor will comply with such instructions as to form, location and content of the notice as AT&T may give from time to time. Contractor will not, without AT&T's prior written consent, affix to any Card or any other matter containing the Marks a copyright notice in any other name. If by inadvertence a proper copyright notice is omitted from any Card or other matter containing the Marks, Contractor agrees at its expense to use all reasonable efforts to correct the omission on all such items in the process of manufacturing or in distribution. Contractor agrees to advise AT&T promptly and in writing of the steps being taken to correct any such omission and to make the corrections on existing Cards which can be located.

     Except with AT&T's written consent, neither Agent nor any of its affiliates will register or attempt in any country to register copyrights in, or to register as a trademark, service mark, design patent or industrial design, or business designation, any of the PrePaid Cards, Marks, trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by AT&T. In the event of breach of the foregoing, Agent agrees, at its expense and at AT&T's request, to immediately terminate the unauthorized registration activity and to promptly execute and deliver, or cause to be delivered, to AT&T such assignments and other documents as AT&T may require to transfer to it all rights to the registrations, patents or applications involved.

ARTICLE 34. REPRESENTATIONS

(a)  Contractor Representations. In order to induce Company to enter into this
     --------------------------
     Agreement, Contractor hereby represents and warrants to Company as of the date hereof, that:

     (v) The execution, delivery and performance by Contractor of this Agreement and other documents to which it. is a signatory in connection herewith do not require the approval or consent of any other person, entity or government agency and do not result in any breach of any agreement to which Contractor is a party or by which it is bound;

     (vi) The execution, delivery and performance by Contractor of this Agreement and other documents to which it is a signatory in connection herewith have been duly authorized by a all necessary action, and constitute legal, valid and binding obligations of Contractor, enforceable against Contractor in accordance with their respective terms;

    (vii) The Services performed by Contractor under this Agreement, and the use of such Services by Company, will not infringe any patents, copyrights, trade secrets or other rights of any other person or entity;

   (viii) No action, suit, or proceeding to which Contractor is a party is pending or threatened that may restrain or question this Agreement, or any other document to which it is a signatory in connection herewith, or the enjoyment by Company of the rights and benefits contemplated herein; and

     (ix) Contractor is duly organized, validly existing and !n good standing under Arizona law.

(b)  Company Representations. In order to induce Contractor to enter into this
     -----------------------
     Agreement, Company hereby represents and warrants to Contractor as of the date hereof, that:

     (i) The execution, delivery and performance by Company of this Agreement and other documents to which it is a signatory in connection herewith do not require the approval or consent of any other person and do not result in any breach of any agreement to which Company is a party or by which it is bound;

     (ii) The execution, delivery and performance by Company of this Agreement and other documents to which it is a signatory in connection herewith have been duly authorized by all necessary action, and constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms;

    (iii) No action, suit, or proceeding to which Company is a party is pending or threatened that may restrain or question this Agreement, or any other document to which it is a signatory in connection herewith, or the enjoyment by Contractor of the rights and benefits contemplated herein.

(c)   Survival. The respective representations and warranties of the parties set
      --------
forth herein shall survive  the termination or expiration of this Agreement.

ARTICLE 35. FINANCIAL STATEMENTS

Within 60 days after the end of each fiscal year and within 45 days after the end of each fiscal quarter, Contractor shall deliver to Company financial statements of Contractor including a balance sheet as of the end of the applicable period and an income statement for the period then ending. Contractor shall further notify Company of the occurrence of any event which is reasonably likely to materially adversely affect the financial condition or results of operation of Contractor within 10 business days of the occurrence of such event. All information made available to Company under this Article 35 shall be held in
                                                     ----------
strict confidence in accordance with Article 9 and shall be distributed
                                     ---------
internally at Company only among those individuals who have a need to know such information.

ARTICLE 36. ENTIRE AGREEMENT

(a)  Entire Agreement. This Agreement, including Exhibits A, B, C, and D
     ----------------                            -------- -  -  -      -
     attached hereto, as the same are in effect from time to time, constitutes the entire agreement between Contractor and Company with respect to the subject matter hereof. This Agreement may not be modified or rescinded in any manner except by a written instrument executed by both parties. Other than as expressly provided herein, both Contractor and Company agree that no prior or contemporaneous oral representations form any part of this Agreement. Additional or different terms inserted in this Agreement by a party, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by the other party in writing. No changes, additions or deletions to this Agreement shall be binding upon a party unless signed by an authorized representative of such party. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement including, without limitation, the Original Contract.

      IN WITNESS WHEREOF, Contractor and Company have executed this Agreement in duplicate effective as of the day and year first written above.


DATAWAVE SYSTEMS INC           AT&T CORP.


By:   /s/ Clive Barwin           By:    /s/ Mark P. Evans
      ________________________          __________________________
      Signature                         Signature


Name:     Clive Barwin           Name:    Mark P. Evans
      _________________________          _________________________

Title:    President              Title:   Director, AT&T PrePaid Card
      _________________________          _________________________

Date      29 January 1998        Date      January 30, 1998
      _________________________          _________________________